Exhibit 10.1

PROGRESS SOFTWARE CORPORATION
2023 FISCAL YEAR COMPENSATION PROGRAM
FOR NON-EMPLOYEE DIRECTORS

A.Amounts of 2023 Fiscal Year Compensation

•	Annual Board Retainer (cash):	$50,000

•	Additional Annual Non-Executive Chairman Retainer (cash):	$75,000

•	Committee fees (cash):

	Audit Committee:	$25,000 for Chair
$20,000 for Members

	Nominating and Corporate Governance Committee:	$12,500 for Chair
$10,000 for Members

	Compensation Committee:	$25,000 for Chair
$15,000 for Members

	M&A Committee:	$25,000 for Chair
$15,000 for Members
Equity Component:
•$225,000 to be delivered in one installment (as set forth below under “Timing”), consisting of Deferred Stock Units (“DSUs”).

•The number of DSUs to be issued will be determined by dividing $225,000 by the fair market value of Company common stock on the date of issuance. The DSUs will vest in a single installment on the date of the 2024 Annual Meeting, subject to continued service on the Board of Directors (“Board”) through such date, with full acceleration of vesting upon a change in control.

•DSUs will accrue dividends on the same basis as Company common stock and will be reinvested in additional DSUs.

•DSUs, together with dividends credited on those DSUs, will be settled upon the earlier of a Director’s separation from service from the Board or a change in control, and not upon vesting. At such time, DSUs will be paid out in the form of Company common stock.

Timing
•Annual fiscal year cash compensation will be paid in one installment at the Compensation Committee meeting in June, or such other date as determined by the Compensation Committee.

•Amounts paid will be pro-rated for partial year service, with a fractional month of service rounded to a whole month. A Director who joins the Board other than on the first day of the fiscal year will be paid a pro-rated amount of the annual fiscal year compensation. The same proration rule will also apply to any partial year service on any committee.

B.    Stock Retention Guidelines
All non-employee Directors must hold a number of shares of the Corporation’s common stock having a fair market value equal to at least five times the Annual Cash Retainer, which for purposes of this requirement shall include vested DSUs. Directors have five years to satisfy this guideline from the date of election to the Board.

C.    Miscellaneous
Employee Directors shall not be entitled to participate in the 2023 Director Compensation Plan.
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